NUMBER

0

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SHARES

CHOCOLATE CANDY CREATIONS, INC.

TOTAL AUTHORIZED ISSUE 5,000,000 SHARES

See Reverse for Certain Definitions

4,000,000 SHARES PAR VALUE $.0001 EACH
COMMON STOCK

1,000,000 SHARES PAR VALUE $.0001 EACH
PREFERRED STOCK

CUSIP 170274 104

This is to Certify that ______________________ **is the owner of**

____

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF
CHOCOLATE CANDY CREATIONS, INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.
Witness, *the seal of the Corporation and the signatures of its duly authorized officers.*

Dated

____
SECRETARY

____
PRESIDENT